Exhibit 10.1

AMENDMENT NO. 4 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 4 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 7, 2023, by and between GigCapital5, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on September 23, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $202,000,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Common Stock included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of September 23, 2021, by and between the Company and the Trustee (as amended through the date hereof, the “Original Agreement”);

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect the amendment to the Original Agreement contemplated by the Amendment;

WHEREAS, Section 6(c) of the Original Agreement provides that the Original Agreement or any provision thereof (other than Sections 1(i) and 1(k)) may be changed, amended or modified by a writing signed by the Company and the Trustee.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Original Agreement

(a) Sections 1(c) of the Original Agreement are hereby amended and restated to read in its entirety as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c) In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of

185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2. Miscellaneous Provisions.

(a) Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. All other provisions of the Original Agreement shall remain unaffected by the terms hereof.

(b) This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

(c) This Amendment is intended to be in full compliance with the requirements for an Amendment to the Original Agreement as required by Section 6(c) of the Original Agreement, and every defect in fulfilling such requirements for an effective amendment to the Original Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

(d) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolfe
Name:	Francis Wolfe
Title:	Vice President

GIGCAPITAL5, INC.

By:	/s/ Raluca Dinu
Name:	Raluca Dinu
Title:	Chief Executive Officer